EXHIBIT 99.3

BREITBURN ENERGY PARTNERS L.P.

BreitBurn Energy Partners L.P. and Subsidiaries
Unaudited Pro Forma Combined Balance Sheets
As of September 30, 2007

	BreitBurn Energy	Quicksilver			BreitBurn Energy
	Partners L.P.	Assets			Partners L.P.
	September 30,	September 30,	Pro Forma		Pro Forma
Thousands of dollars	2007 Historical	2007 Historical	Adjustment (Note 3)		September 30, 2007
ASSETS
Current assets:
Cash and cash equivalents	$4,452	$-	$441,495	(a)	$445,947
		-	281,382	(a)	281,382
			35,000	(a)	35,000
		-	(757,877)	(a)	(757,877)
Accounts receivable, net	23,540	10,486	(3,675)	(b)	30,351
Related party receivables	1,672	-	-		1,672
Non-hedging derivative instruments	1,845				1,845
Inventory	2,294	4,976	(4,976)	(b)	2,294
Prepaid expenses	741	-	-		741
Intangibles - current portion	1,140	-	3,116	(d)	4,256
Other current assets	160	-	1,482	(c)	1,642
Total current assets	35,844	15,462	(4,053)		47,253
Investments	160	7,161	17,076	(b)	24,397
Property, plant and equipment
Oil and gas properties	444,448	664,510	582,826	(b)	1,691,784
Pipelines and processing facilities	-	63,981	127,271	(b)	191,252
Non-oil and gas assets	890	-	194	(b)	1,084
	445,338	728,491	710,291		1,884,120
Accumulated depletion and depreciation	(31,275)	(248,826)	248,826	(b)	(31,275)
Net property, plant and equipment	414,063	479,665	959,117		1,852,845
Other long-term assets
Deposit for oil and gas properties	35,000		(35,000)	(a)	-
Intangible assets	1,808	-	2,077	(d)	3,885
Other long-term assets	4,626	104	4,342	(b)(c)	9,072
Total assets	$491,501	$502,392	$943,559		$1,937,452
LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
Accounts payable	$7,007	$9,592	$(6,834)	(b)	$9,765
Book overdraft	3,985	-	-		3,985
Non-hedging derivative instruments	14,132	-	-		14,132
Related party payables	8,750	-	-		8,750
Accrued liabilities	9,035	12,134	(9,281)	(b)	11,888
Total current liabilities	42,909	21,726	(16,115)		48,520

Long-term debt	48,000	-	281,382	(a)	329,382
			5,928	(c)	5,928
Long-term related party payables	1,640	-	-		1,640
Deferred income taxes	3,480	-	-		3,480
Asset retirement obligation	15,628	11,535	-		27,163
Non-hedging derivative instruments	24,051	-	-		24,051
Other long-term liability		-	-		-
Total liabilities	135,708	33,261	271,195		440,164
Minority interest liability	534	-	-		534
Commitments and contingencies *	-	-	-		-
Partners' equity
Owner's equity - Quicksilver Assets	-	469,131	(469,131)	(b)	-
Public common unit holders	320,271	-	-		320,271
Units issued to private investors	-	-	441,495	(a)	441,495
Units issued to Quicksilver Resources Inc.	-	-	700,000	(a)	700,000
Affiliated common unit holders	32,951	-	-		32,951
General partner interest	2,037	-	-		2,037
Total liabilities and partners' equity	$491,501	$502,392	$943,559		$1,937,452

* See Note 12 of the consolidated financial statements contained in the BreitBurn Energy Partners L.P. Annual Report on Form 10-K for the year ended December 31, 2006.

BreitBurn Energy Partners L.P. and Subsidiaries
Unaudited Pro Forma Combined Statement of Operations
For the Nine Months Ended September 30, 2007

Thousands of dollars, except per unit amounts	BreitBurn Energy Partners L.P. Historical (C)	Calumet Assets Historical (A)	BEPI Interests Historical (B)	Quicksilver Assets Historical (C)	Pro Forma Adjustments (Note 4)		BreitBurn Energy Partners L.P. Pro Forma
Revenues and other income items:
Oil, natural gas and natural gas liquid sales	$103,330	$9,791	$7,129	$113,830	$(107)	(a)	$233,973
Gain/(loss) on derivative instruments	(38,986)	9,452	-	-	-		(29,534)
Hedge losses	-	-	(4,198)	-	4,198	(b)	-
Other revenue, net	608	-	-	1,132	-		1,740
Total revenues and other income items	64,952	19,243	2,931	114,962	4,091		206,179
Operating costs and expenses:
Operating costs	44,071	5,435	2,735	53,104	(3,812)	(c)	101,533
Depletion, depreciation and amortization	13,744	1,257	321	20,007	32,291	(d)	67,620
Exploration expense	-	-	-	-	205	(e)	205
General and administrative expenses	19,193	575	46	748	1,780	(f)	22,342
Total operating costs and expenses	77,008	7,267	3,102	73,859	30,464		191,700

Income from equity affiliates	-	-	-	682	(732)	(g)	(50)
Operating income/(loss)	(12,056)	11,976	(171)	41,785	(27,105)		14,429

Interest and other financing costs, net	1,623	182	-	-	16,944	(h)	18,749
Other expenses/(income), net	127	-	2	(135)	-		(6)
Income/(loss) before taxes and minority interest	(13,806)	11,794	(173)	41,920	(44,049)		(4,314)
Income tax expense/(benefit)	(562)	-	-	-	-	(i)	(562)
Minority interest in net income/(loss)	47	-	-	-	40	(j)	87
Net income/(loss)	$(13,291)	$11,794	$(173)	$41,920	$(44,089)		$(3,839)

General Partner's interest in net income/(loss)	(225)				199	(k)	(26)

Net income (loss) available to common unitholders	$(13,066)				$(44,288)		$(3,813)

Basic net income/(loss) per unit	$(0.52)						$(0.06)
Diluted net income/(loss) per unit	$(0.52)						$(0.06)
Weighted average number of units used to calculate
Basic net income/(loss) per unit	25,266,060 *				41,754,581		67,020,641
Diluted net income/(loss) per unit	25,266,060				41,754,581		67,020,641

* Includes units issued to partners to finance the acquistion of the Calumet Assets and the purchase of BEPI Interrest on a weighted average basis.
(A) From January 1 to May 24, 2007.
(B) From January 1 to May 25, 2007.
(C) From January 1 to September 30, 2007.

BreitBurn Energy Partners L.P. and Subsidiaries
Unaudited Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2006
Page 1 of 2

Thousands of dollars, except per unit amounts	Predecessor BreitBurn Energy Company L.P. Historical (a)	BreitBurn Energy Company L.P. Retained Operations (a)	Successor BreitBurn Energy Partners L.P. Historical (b)	BreitBurn Energy Partners L.P. Pro Forma Pre-Acquisitions
Revenues and other income items:
Oil, natural gas and natural gas liquid sales	$110,329	$(39,093)	$18,452	$89,688
Gain/(Loss) on derivative instruments	2,291	1,179	882	4,352
Hedge losses	-	-	-	-
Other revenue, net	923	23	170	1,116
Total revenues and other income items	113,543	(37,891)	19,504	95,156
Operating costs and expenses:
Operating costs	34,893	(13,454)	7,159	28,598
Depletion, depreciation and amortization	10,554	(3,084)	2,488	9,958
Depreciation of non-oil and gas assets	349	(342)	18	25
Exploration expense	-	-	-	-
General and administrative expenses	18,046	(6,924)	7,852	18,974
Total operating costs and expenses	63,842	(23,804)	17,517	57,555

Income from equity affiliates	-	-	-	-
Operating income/(loss)	49,701	(14,087)	1,987	37,601

Interest and other financing costs, net	2,651	(731)	72	1,992
Other expenses, net	528	(146)	84	466
Income/(loss) before taxes and minority interest	46,522	(13,210)	1,831	35,143
Income tax expense/(benefit)	90	115	(40)	165
Minority interest in net income/(loss)	(1,039)	-	-	(1,039)
Net income/(loss) before change in accounting principle	47,471	(13,325)	1,871	36,017
Cumulative effect of change in accounting principle	577	(577)	-	-
Net income/(loss)	$48,048	$(13,902)	$1,871	$36,017

General Partner's interest in net income/(loss)	-	-	37	37

Net income/(loss) available to common unitholders	$48,048	$(13,902)	$1,834	$35,980

Basic net income/(loss) per unit	$0.27		$0.08	$1.64
Diluted net income/(loss) per unit	$0.27		$0.08	$1.63
Weighted average number of units used to calculate
Basic net income/(loss) per unit	179,795,294		21,975,758	21,975,758
Diluted net income/(loss) per unit	179,795,294		22,018,908	22,018,908

(a) From January 1 to October 9, 2006.
(b) From October 10 to December 31, 2006.

BreitBurn Energy Partners L.P. and Subsidiaries
Unaudited Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2006
Page 2 of 2

Thousands of dollars, except per unit amounts	Subtotal BreitBurn Energy Partners L.P. Pro Forma Pre-Acquisitions	Calumet Assets Historical	BEPI Interests Historical	Quicksilver Assets Historical	Pro Forma Adjustments (Note 4)		Total BreitBurn Energy Partners L.P. Pro Forma Post Acquisitions
Revenues and other income items:
Oil, natural gas and natural gas liquid sales	$89,688	$38,426	$21,147	$164,060	$(317)	(a)	$313,004
Gain/(Loss) on derivative instruments	4,352	(4,672)	-	-	-		(320)
Hedge losses	-	-	(15,519)	-	15,519	(b)	-
Other revenue, net	1,116	-	-	1,502	-		2,618
Total revenues and other income items	95,156	33,754	5,628	165,562	15,202		315,302
Operating costs and expenses:
Operating costs	28,598	16,542	4,800	56,661	3,116	(c)	109,717
Depletion, depreciation and amortization	9,958	4,102	866	27,889	47,483	(d)	90,298
Depreciation of non-oil and gas assets	25	-	-	-	-		25
Exploration expense	-	-	-	-	305	(e)	305
General and administrative expenses	18,974	1,657	40	250	2,343	(f)	23,264
Total operating costs and expenses	57,555	22,301	5,706	84,800	53,247		223,609

Income from equity affiliates	-	-	-	526	(976)	(g)	(450)
Operating income/(loss)	37,601	11,453	(78)	81,288	(39,021)		91,243

Interest and other financing costs, net	1,992	303	-	-	22,532	(h)	24,827
Other expenses, net	466	-	(9)	(42)	-		415
Income/(loss) before taxes and minority interest	35,143	11,150	(69)	81,330	(61,553)		66,001
Income tax expense/(benefit)	165	-	-	-	-	(i)	165
Minority interest in net income/(loss)	(1,039)	-	-	-	155	(j)	(884)
Net income/(loss) before change in accounting principle	36,017	11,150	(69)	81,330	(61,708)		66,720
Cumulative effect of change in accounting principle	-	-	-	-	-		-
Net income/(loss)	$36,017	$11,150	$(69)	$81,330	$(61,708)		$66,720

General Partner's interest in net income/(loss)	37	-	-	-	403	(k)	440

Net income/(loss) available to common unitholders	$35,980	$11,150	$(69)	$81,330	$(62,111)		$66,280

Basic net income/(loss) per unit	$1.64						$0.99
Diluted net income/(loss) per unit	$1.63						$0.99
Weighted average number of units used to calculate
Basic net income/(loss) per unit	21,975,758				45,044,883		67,020,641 (1)
Diluted net income/(loss) per unit	22,018,908				45,044,883		67,063,791

BreitBurn Energy Partners L.P.
Notes to the Unaudited Pro Forma Combined Financial Statements

1.	General

BreitBurn Energy Partners L.P. (the “Partnership”) is a Delaware limited partnership formed in March 2006 to acquire certain oil and gas properties from BreitBurn Energy Company L.P. (“BEC LP”). On October 10, 2006, formation transactions including the capital contribution of oil and gas properties to the Partnership by BreitBurn Energy Company L.P. and the closing of the initial public offering of Partnership units were consummated and effective.

On November 1, 2007, the Partnership completed the acquisition of the oil and gas producing properties and related assets including certain subsidiaries of Quicksilver Resources, Inc. (“Quicksilver” or “Quicksilver Assets”). The Partnership paid $750 million in cash and issued 21,347,972 common units valued at $32.79 per unit to Quicksilver to acquire certain natural gas, oil and midstream assets in Michigan, Indiana and Kentucky from Quicksilver.  In order to finance the cash portion of the consideration and related costs, the Partnership issued 16,666,667 common units to third party investors at $27.00 per unit for total proceeds of approximately $450 million and borrowed approximately $316.4 million under the Partnership’s Amended and Restated Credit Agreement.

On May 24, 2007, the Partnership completed the acquisition of the oil and gas producing properties and related assets of Calumet Florida, LLC (“Calumet” or “Calumet Assets”), a wholly owned subsidiary of Vulcan Resources Florida, Inc. (“Vulcan”). To finance the acquisition, the Partnership issued 4,062,500 common units to third party investors at $32.00 per unit for total proceeds of $130 million. Proceeds of $107.8 million from the issuance were used to fund the purchase of the Calumet Assets. The remaining proceeds of $22.2 million were used to pay down debt.

On May 25, 2007, the Partnership completed the acquisition of limited partner interests in BreitBurn Energy Partners I, L.P. (“BEPI Interest”). To finance the acquisition, the Partnership issued 2,967,744 common units to third party investors at $31.00 per unit for total proceeds of $92 million. Proceeds of $82 million from the issuance were used to fund the purchase of the BEPI Interest. As part of the transaction, the Partnership used the remaining $10 million of proceeds and $0.4 million in incremental borrowings to terminate $10.4 million of existing hedge contracts related to future production from BreitBurn Energy Partners I, L.P. (“BEPI”).

2.	Basis of Presentation

The unaudited pro forma combined balance sheet of the Partnership has been presented to show the effect as if the Quicksilver acquisition and the related financing transactions had occurred on September 30, 2007.

The unaudited pro forma combined statements of operations for the nine months ending September 30, 2007 and the year ended December 31, 2006 have been presented based on the individual statements of operations of the Partnership, and reflect the pro forma operating results attributable to the Quicksilver Assets, Calumet Assets and the BEPI Interest as if the acquisitions and the related transactions had occurred on January 1, 2006.

On the Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 2006, the column entitled “Predecessor, BreitBurn Energy Company L.P. Historical” includes operating results attributable to all of the properties operated by the Partnership’s predecessor for the period January 1, 2006 to October 9, 2006, prior to the formation of the partnership on October 10, 2006. The column entitled “BreitBurn Energy Company L.P. Retained Operations” removes the operating results from the prior column for the period January 1, 2006 through October 9, 2006 for the properties that were retained by BEC LP and not transferred to the Partnership. The column entitled “Successor BreitBurn Energy Partners L.P. Historical” includes operating results for the period October 10, 2006 through December 31, 2006, for the properties that were transferred to

BreitBurn Energy Partners L.P.
Notes to the Unaudited Pro Forma Combined Financial Statements (continued)

2.	Basis of Presentation (continued)

the Partnership upon its formation. The sum of these three columns in the Subtotal column represents the 2006 pro forma operating results for the period January 1, 2006 through December 31, 2006 attributable to the properties that were transferred from BEC LP to the Partnership on its formation on October 10, 2006.

Pro forma data is based on currently available information and certain estimates and assumptions as explained in the notes to the unaudited pro forma combined financial statements. Pro forma data is not necessarily indicative of the financial results that would have been attained had the acquisitions occurred on January 1, 2006. As actual adjustments may differ from the pro forma adjustments, the pro forma amounts presented should not be viewed as indicative of operations in future periods. The accompanying unaudited pro forma combined financial statement of the Partnership should be read in conjunction with the Partnership’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2007 and Annual Report on Form 10-K for the year ended December 31, 2006, incorporated herein by reference.

3.	Pro Forma Adjustments to the Unaudited Combined Balance Sheet

Pro forma adjustments to the Unaudited Combined Balance Sheet for the period ending September 30, 2007 reflect the financing arrangements applicable to the acquisition and the preliminary purchase price allocations for the Quicksilver Assets.

The preliminary purchase price allocations are based on preliminary reserve reports, quoted market prices and estimates by management. To estimate the fair values of acquired oil and gas reserves, we utilized our reserve engineers’ estimates of oil and natural gas proved reserves to arrive at estimates of future cash flows net of operating and development costs. The estimated future net cash flows were discounted at a weighted average cost of capital. An independent firm was retained to review the Partnership’s valuation process and the firm concluded our cash flow analysis is reasonable. The firm also completed a valuation review of the acquired fixed assets including gas plants, pipelines and compression facilities.

The preliminary purchase price allocation is subject to final closing adjustments and determination of tangible assets related to wells and facilities. As we have more access to the Quicksilver Assets’ operating and financial data, there could be changes in valuation of the acquired assets and liabilities. We will finalize the purchase price allocation within one year of the acquisition date.

BreitBurn Energy Partners L.P.
Notes to the Unaudited Pro Forma Combined Financial Statements (continued)

3.	Pro Forma Adjustments to the Unaudited Combined Balance Sheet (continued)

In the pro forma adjustment column, the acquired assets and liabilities were increased or decreased to reflect the preliminary purchase price allocation.

(a)	The historical consolidated balance sheet was adjusted to reflect the financing of the purchase price and transaction costs as follows:

Purchase Price (Thousands of dollars)
Proceeds from sale of units to private investors *	$441,495
Proceeds from bank borrowings on November 1 **	281,382
Proceeds from bank borrowings on September 11***	35,000
Total cash	$757,877

FMV of units issued to Quicksilver Resources Inc.	700,000
Total Purchase Price	$1,457,877

* Net of underwriting fee and other costs of approximately $8.5 million.
** Excludes the borrowing of approximately $5.9 million to pay the debt issuance costs.
*** Deposit made on September 11, 2007 for the acquisition.

(b)	The preliminary allocation of the purchase price for the Quicksilver Assets as summarized below:

Acquisition Summary for Quicksilver Assets (Thousands of dollars)*
Current assets **	$6,811
Investment	24,237
Intangible asset ***	5,193
Oil and gas properties	1,247,336
Pipelines and processing facilities	191,252
Non-oil and gas assets	194
Current liabilities **	(5,611)
Asset retirement obligation	(11,535)
$1,457,877

* Assets and liabilities not acquired or assumed in the acquisition were reversed from the historical amounts as a pro forma adjustment.
** Balance represents only those assets and liabilities acquired or assumed in the acquisition.
*** See footnote 3(d) below.

(c)
The pro forma adjustments include deferred debt issuance costs associated with the Partnership’s Amended and Restated Credit Agreement. The amounts of current and long-term portions of the deferred debt issuance costs are $1,482,000 and $4,446,000, respectively.

(d)
In connection with the acquisition, Breitburn and QRI entered into an agreement which provides for retention bonuses that are payable to 139 retained employees from QRI in the event these employees remain continuously employed by the Partnership from November 1, 2007 through November 1, 2009 or in the event of termination without cause, disability or death.

BreitBurn Energy Partners L.P.
Notes to the Unaudited Pro Forma Combined Financial Statements (continued)

The agreement provides for payments to the employees as defined in the agreement with 20% payable on November 1, 2007 and 40% payable at each of November 1, 2008 and November 1, 2009. The payments in November 2008 and November 2009 will be paid by Breitburn and reimbursed by QRI. Breitburn has determined the retention agreement represents an intangible asset and has recorded an intangible asset of $5.2 million, of which $3.1 million is classified as the current-portion and the remaining balance of $2.1 million as long-term.

4.	Pro Forma Adjustments to the Unaudited Combined Statement of Operations

Pro forma adjustments to the Consolidated Statement of Operations for the nine months ended September 30, 2007 and the year ended December 31, 2006 assume the acquisitions were consummated on January 1, 2006.

The unaudited pro forma combined statement of operations for the year ended December 31, 2006 reflects the Partnership’s pro forma consolidated statement of operations on a pre-acquisition basis. In the process, various methods of allocations for predecessor historical periods and retained operating results were used. Where possible, specific identification was used to allocate revenues (e.g., oil, gas, and NGL sales and realized and unrealized gains and losses on financial derivative instruments) and expenses (e.g., operating costs) to the Partnership’s properties and to properties retained by BEC LP. Other operating revenues and costs that could not be identified to a specific property were allocated based on the following criteria: (1) allocation by percentage of production (e.g., October 2006 realized and unrealized gains and losses on financial derivative instruments, general and administrative expenses, etc.), and (2) allocation by percentage of operating, approved, and obligatory expenses (e.g., other income and expense, etc). Management believes that these allocation methods provide a reasonable basis for apportioning the relative costs associated with the Partnership and BEC LP.

The unaudited pro forma combined statements of operations have been adjusted as follows:

(a)	Deduct a 1.5% overriding royalty interest provided to the seller as part of the BEPI acquisition.

BEPI - January 1, 2007 through May 25, 2007, $107,000
BEPI - January 1, 2006 through December 31, 2006, $317,000

(b)
Reverse historical hedge gains/ (losses) attributable to the hedge contracts that were not acquired as part of the BEPI transaction. However, BEPI entered into similar contracts subsequent to the purchase. These pro forma financial statements do not reflect any adjustments related to the new derivative contracts.

BEPI - January 1, 2007 through May 25, 2007, $(4.198) million
BEPI - January 1, 2006 through December 31, 2006, $(15.519) million

(c)
Reverse Quicksilver’s historical nine-month operating costs for the $5.4 million recognized in the third quarter of 2007 for one-time benefits paid to employees affected by the sale of Quicksilver Assets to the Partnership, including settling unvested stock-based compensation in cash. The amount comprised of stock modification expense of $4.3 million and severance payments of $1.1 million. The Partnership is not liable for these one-time benefits. For more detailed information, see Note 3 to the Quicksilver carve-out financial statements.

Quicksilver Assets - January 1, 2007 through September 30, 2007, $5.370 million

BreitBurn Energy Partners L.P.
Notes to the Unaudited Pro Forma Combined Financial Statements (continued)

4.	Pro Forma Adjustments to the Unaudited Combined Statement of Operations (continued)

Record the amortization of an intangible asset for an employee retention agreement associated with the QRI acquisition. See note 3 (d) above. The amounts being amortized in the pro forma combined statement of operations represent the amount we will amortize in the 21month period following the acquisition assuming it occurred on January 1, 2006.

Quicksilver Assets - January 1, 2007 through September 30, 2007, $1.558 million
Quicksilver Assets - January 1, 2006 through December 31, 2006, $3.116 million

(d)	Record incremental depletion, depreciation and accretion expense related to the step-up in the values of the acquired depletable and depreciable assets.

Quicksilver Assets - January 1, 2007 through September 30, 2007, $29.165 million
Quicksilver Assets - January 1, 2006 through December 31, 2006, $39.098 million

Calumet Assets - January 1, 2007 through May 24, 2007, $1.018 million
Calumet Assets - January 1, 2006 through December 31, 2006, $3.126 million
BEPI - January 1, 2007 through May 25, 2007, $1.466 million
BEPI - January 1, 2006 through December 31, 2006, $3.974 million

Record incremental amortization expense for favorable contracts acquired.

Calumet - January 1, 2007 through May 24, 2007, $0.642 million
Calumet - January 1, 2006 through December 31, 2006, $1.285 million

(e)	Record dry hole, G&G and delayed rental expenses that were capitalized by Quicksilver under the full cost method of accounting.

Quicksilver Assets - January 1, 2007 through September 30, 2007, $205,000 Quicksilver Assets - January 1, 2006 through December 31, 2006, $305,000

(f)
Reverse historical G&A expense attributable to Quicksilver Assets and replace with an estimated incremental G&A expense the Partnership expects to incur for the newly acquired assets based on our evaluation of the number of management and support employees needed to support the properties. We reviewed the transition service agreement with Quicksilver Resources, Inc.; however, we did not reflect the cost based on this agreement as we did not consider these costs to be representative of our future costs.

Quicksilver Assets - January 1, 2007 through September 30, 2007, $2.252 million
Quicksilver Assets - January 1, 2006 through December 31, 2006, $3.750 million
.
Reverse historical G&A expense attributable to Vulcan/Calumet management not acquired in the Calumet acquisition.

Calumet - January 1, 2007 through May 24, 2007, $472,000
Calumet - January 1, 2006 through December 31, 2006, $1.407 million

(g)	Record amortization of the step-up of acquired equity investments in affiliates.

Quicksilver Assets - January 1, 2007 through September 30, 2007, $0.732 million
Quicksilver Assets - January 1, 2006 through December 31, 2006, $0.976 million

BreitBurn Energy Partners L.P.
Notes to the Unaudited Pro Forma Combined Financial Statements (continued)

4.	Pro Forma Adjustments to the Unaudited Combined Statement of Operations (continued)

(h)
Add interest expense associated with bank debt of approximately $322.3 million incurred to fund the Quicksilver Assets acquisition; the assumed variable interest rate was 6.605%. If the variable interest rate increased or decreased by 0.125% in the future, the pro forma interest expense would increase or decrease by approximately $400 thousand per year. Reverse Calumet Assets’ historical net interest expense to reflect the issuance of partnership units to fund the transaction as discussed in Note 1 above.

Quicksilver Assets - January 1, 2007 through September 30, 2007, $17.126 million
Quicksilver Assets - January 1, 2006 through December 31, 2006, $22.835 million
Calumet Assets - January 1, 2007 through May 24, 2007, $182,000
Calumet Assets - January 1, 2006 through December 31, 2006, $303,000

(i)	The acquired assets are treated as partnerships for federal and state income purposes. As a result, no income taxes were recognized in the unaudited pro forma combined financial statements.

(j)	Record the general partner’s 1% interest in BEPI pro forma net income/ (loss) as a minority interest expense/ (credit).

BEPI - January 1, 2007 through May 25, 2007, $40,000
BEPI - January 1, 2006 through December 31, 2006, $155,000

(k)	Record the Partnership’s general partner 0.66% interest in the pro forma net income/(loss).

(l)	Pro forma basic units outstanding were calculated as follows:

	BreitBurn Energy Partners L.P.	Calumet Acquisition	BEP I Acquisition	Quicksilver Acquisition	Pro Forma Total
Basic	21,975,758	4,062,500	2,967,744	38,014,639	67,020,641

The BreitBurn Energy Partners L.P. column represents units issued during the initial public offering on October 10, 2006. There has been no issuance of common units of the Partnership since inception other than those units shown in the Calumet Acquisition, BEP I Acquisition and Quicksilver Acquisition columns. These units were issued to private investors and Quicksilver in order to finance the acquisitions as described in Note 1. The potentially dilutive units outstanding for the nine months ended September 30, 2007 were 126,862 units and for the year ended December 31, 2006 were 43,150 units.

BreitBurn Energy Partners L.P.
Notes to the Unaudited Pro Forma Combined Financial Statements (continued)

5.	Supplemental Oil and Gas Information (Unaudited)

The following table sets forth certain unaudited pro forma information regarding estimates of the Partnership’s proved crude oil and natural gas reserves for the year ended December 31, 2006, giving effect to the three acquisitions as if they had occurred on January 1, 2006. Because oil including natural gas liquids and gas reserve estimates are inherently imprecise and require extensive judgments of reservoir engineering data, they are generally less precise than estimates made in conjunction with financial disclosures.

					Calumet	BEPI		Quicksilver		BreitBurn Energy
	Predecessor		Successor		Assets	Interest		Assets		Partners L.P.
	2006		2006		2006	2006 (a)		2006		Pro Forma 2006
	Oil	Gas	Oil	Gas	Oil	Oil	Gas	Oil	Gas	Oil	Gas
Proved Reserves	MBbl	MMcf	MBbl	MMcf	MBbl	MBbl	MMcf	MBbl	MMcf	MBbl	MMcf
Beginning Balance	58,185	17,022	-	-	9,701	16,218	1,286	5,019	579,378	30,938	580,664
Contributions from Predecessor on 10/10/2006	(30,408)	(4,270)	30,408	4,270	-	-	-	-	-	30,408	4,270
Revision of Previous Estimates	520	1,498	-	-	(603)	205	(613)	701	(54,120)	303	(54,733)
Extensions, Discoveries and Additions	1,898	-	-	-	-	-	-	43	8,129	43	8,129
Production	(2,036)	(657)	(366)	(80)	(702)	(356)	(25)	(492)	(26,177)	(1,916)	(26,282)
Ending Balance at December 31, 2006	28,159	13,593	30,042	4,190	8,396	16,067	648	5,271	507,210	59,776	512,048

Proved Developed Reserves
Beginning Balance at January 1, 2006	45,195	8,359	-	-	7,854	9,671	1,118	3,579	527,585	21,104	528,703
Ending Balance at December 31, 2006	17,292	17,292	27,786	4,190	7,504	9,481	560	3,875	467,286	48,646	472,036

(a) Includes 1% minority interest of General Partner that was not purchased by BreitBurn Energy Partners L.P.

BreitBurn Energy Partners L.P.
Notes to the Unaudited Pro Forma Combined Financial Statements (continued)

5.	Supplemental Oil and Gas Information (Unaudited) (continued)

Summarized in the following table is information for the Partnership’s unaudited pro forma standardized measure of discounted cash flows relating to estimated proved reserves as of December 31, 2006, giving effect to the three acquisitions. The standardized measure of discounted future net cash flows was determined based on the economic conditions in effect at the end of the years presented, except in those instances where fixed and determinable gas price escalations are included in contracts. The disclosures below do not purport to present the fair market value of the Partnership’s oil and gas reserves. An estimate of the fair market value would also take into account, among other things, the recovery of reserves in excess of proved reserves, anticipated future changes in prices and costs, a discount factor more representative of the time value of money, and risks inherent in reserve estimates. The pro forma standardized measure of discounted future net cash flows is presented as follows:

	BreitBurn Energy	Calumet	BEPI	Quicksilver	BreitBurn Energy
	Partners L.P.	Assets	Interest	Assets	Partners L.P.
Thousands of Dollars	2006	2006	2006 (a)	2006	Pro Forma 2006

Future Cash Inflows	$1,572,245	$372,453	$883,648	$3,155,762	$5,984,108
Future Development Costs	(126,171)	(19,093)	(29,837)	(76,521)	(251,622)
Future Production Expense	(788,287)	(228,798)	(334,840)	(1,349,889)	(2,701,814)
Future Income Tax Expense	-	-	-	-	-
Future Net Cash Flows	657,787	124,562	518,971	1,729,352	3,030,672
Discounted at 10% per year	(345,288)	(45,840)	(357,594)	(1,064,731)	(1,813,453)
Standardized Measure of Discounted
Future Net Cash Flows	$312,499	$78,722	$161,377	$664,621	$1,217,219

(a) Includes 1% minority interest of General Partner that was not purchased by BreitBurn Energy Partners L.P.

The following table set forth unaudited pro forma information for the principal sources of changes in the standardized measure of discounted future net cash flows for the year ended December 31, 2006, giving effect to the three acquisitions.

	BreitBurn Energy	Calumet	BEPI	Quicksilver	BreitBurn Energy
	Partners L.P.	Assets	Interest	Assets	Partners L.P.
Thousands of Dollars	2006	2006	2006(a)	2006	Pro Forma 2006

Beginning Balance	$-	$159,930	$176,098	$1,413,900	$1,749,928

Contribution from Predecessor on 10/10/2006	323,792	-	-	-	323,792
Sales, net of production expense	(11,293)	(21,885)	(16,347)	(108,433)	(157,958)
Net change in sales & transfer prices, net of production expense	-	(60,508)	(33,770)	(788,141)	(882,419)
Previously estimated development costs incurred during year	-	2,904	7,784	22,235	32,923
Changes in estimated future development costs	-	3,707	16,628	(7,566)	12,769
Extensions, discoveries & improved recovery, net of costs	-	-	-	13,343	13,343
Revision of quantity estimates & timing of estimated production	-	(21,419)	(6,626)	(22,107)	(50,152)
Accretion of discount	-	15,993	17,610	141,390	174,993
Ending Balance at December 31	$312,499	$78,722	$161,377	$664,621	$1,217,219

(a) Includes 1% minority interest of General Partner that was not purchased by BreitBurn Energy Partners, L.P.